Exhibit 10.8

AMENDMENT NUMBER ELEVEN TO AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NUMBER ELEVEN TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of January 31, 2005, is entered into between and among the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), WELLS FARGO FOOTHILL, INC., a California corporation, as the arranger and administrative agent for the Lenders (“Agent” and together with the Lenders, collectively, the “Lender Group”), SILICON GRAPHICS, INC., a Delaware corporation (“Parent”), and each of Parent’s Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower,” and individually and collectively, jointly and severally, as “Borrowers”), in light of the following:

W I T N E S S E T H

WHEREAS, Borrowers and the Lender Group are parties to that certain Amended and Restated Loan and Security Agreement, dated as of September 20, 2002 (as amended, restated, supplemented, or modified from time to time, the “Loan Agreement”);

WHEREAS, Borrowers have requested that the Lender Group (i) waive Borrowers’ default resulting from Borrowers’ breach of the covenant set forth in Section 7.20(a) (Minimum EBITDA) of the Loan Agreement for the three (3) month period ending on December 24, 2004 (the “Designated Event of Default”) and (ii) confirm and adjust the minimum cash collateral required to support L/C’s which expire after the Maturity Date;

WHEREAS, subject to the satisfaction of the conditions set forth herein, the Lender Group is willing so to consent to the waiver of the Designated Event of Default and the amendment of the Loan Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Loan Agreement as follows:

1.             DEFINITIONS.

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement, as amended hereby.

2.             AMENDMENTS TO LOAN AGREEMENT.

Subject to the cash collateral requirements set forth in Sections 2.4(b) and 3.6 of the Loan Agreement, the parties hereto acknowledge that: (a) the Agent’s requirements for cash collateral for each Extended L/C are hereby eliminated, and (b) the limitations on the Letter of Credit Usage set forth in Section 2.12 of the Loan Agreement are hereby confirmed.  As used herein, “Extended L/C” means an L/C which expires on a date after the Maturity Date.

3.             WAIVER.

The Lender Group grants to Borrowers a waiver of the Designated Event of Default.  This waiver is not a waiver of any subsequent Default or Event of Default arising from a breach of Section 7.20(a) of the Loan Agreement, nor is it a waiver of any other current or future Default or Event of Default. Lender is not obligated to provide this or any other waiver of its default rights.

4.             CONDITIONS PRECEDENT TO THIS AMENDMENT.

The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment and each and every provision hereof:

(a)           The representations and warranties in the Loan Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

(b)           Except for the Designated Event of Default, no Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment;

(c)           No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against Borrowers or the Lender Group; and

(d)           Borrowers pay Agent a non-refundable fee of $25,000 (the “Waiver Fee”); upon Agent’s receipt of a copy of this Amendment executed by Borrowers, Agent shall be authorized to charge Borrowers’ Loan Account the Waiver Fee, which Waiver Fee shall be non-refundable when charged; provided, however, that if Borrowers extend the credit facility provided by the Loan Agreement for a period of no less than three (3) years on terms satisfactory to Borrower and the Lender Group (the “Extension”), then the Waiver Fee shall be deemed to be a partial payment of the extension fee charged in connection with the Extension, as and when such extension fee is due and payable.

5.             CONSTRUCTION.

THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF CALIFORNIA.

6.             ENTIRE AMENDMENT; EFFECT OF AMENDMENT.

This Amendment, and terms and provisions hereof, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous amendments relating to the subject matter hereof.  Except for the amendment to the Loan Agreement expressly set forth in Section 2 hereof, the Loan Agreement and other Loan Documents shall remain unchanged and in full force and effect.  To the extent any terms or provisions of this Amendment conflict with those of the Loan Agreement or other Loan

Documents, the terms and provisions of this Amendment shall control.  This Amendment is a Loan Document.

7.             COUNTERPARTS; TELEFACSIMILE EXECUTION.

This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.  Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

8.             MISCELLANEOUS.

(a)           Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.

(b)           Upon the effectiveness of this Amendment, each reference in the Loan Documents to the “Loan Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.

WELLS FARGO FOOTHILL, INC.,
a California corporation, as Agent and as a Lender

By:	/s/ Thomas P. Shaghrue
Name:	Thomas P. Shaghrue
Title:	Vice President

SILICON GRAPHICS, INC.,
a Delaware Corporation

By:	/s/ Jean Furter
Name:	Jean Furter
Title:	Vice President, Treasurer

SILICON GRAPHICS FEDERAL, INC.,
a Delaware corporation

By:	/s/ Jeff Zellmer
Name:	Jeff Zellmer
Title:	Vice President